UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Paychex, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-11330	16-1124166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 385-6666

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2026, Paychex, Inc. (the "Company") announced that the Board of Directors (the "Board") has voted to expand to eleven members and has appointed J. Michael Hansen, to fill the newly created position as an independent director. Mr. Hansen will participate in the Company's compensation arrangement generally applicable to all of the Company's non-employee directors. The Company’s press release dated January 20, 2026, announcing the appointment of Mr. Hansen, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Hansen brings deep financial expertise, having served as Executive Vice President & Chief Financial Officer ("CFO") of Cintas Corporation (NASDAQ: CTAS) for more than 10 years. Upon his retirement as CFO in May 2025, Mr. Hansen transitioned to a new role as Assistant to the Chief Executive Officer of Cintas.

In addition to his prior role as CFO of Cintas, Mr. Hansen held various other significant positions at the company during his 30 year tenure, contributing to his comprehensive understanding of financial operations and strategy. While at Cintas, Mr. Hansen served on the Board of Directors of Paycor HCM, Inc. ("Paycor") from 2008 to 2018. Paychex acquired Paycor in April 2025. Prior to his tenure at Cintas, Mr. Hansen served as a senior auditor with Ernst & Young and Rockwell Corporation.

Mr. Hansen holds a B.S. degree in Business Administration, with a concentration in accounting, from Washington University in St. Louis.

The Board appointed Mr. Hansen to his position on January 16, 2026. He has been appointed to serve on the Audit Committee of the Board. There is no other arrangement or understanding between Mr. Hansen and any other persons as it relates to his appointment. Mr. Hansen is not and has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Item 8.01 Other Events.

On January 16, 2026, the Company announced that the Board approved a program to repurchase up to $1 billion of the Company's common stock. This authorization replaces the Company's existing 2024 authorization to repurchase $400 million of the Company's common stock. The Company's press release dated January 16, 2026, announcing the stock repurchase authorization and quarterly dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d.)

Exhibit	Description
Exhibit 99.1	Press Release of Paychex, Inc. dated January 20, 2026
Exhibit 99.2	Press Release of Paychex, Inc. dated January 16, 2026
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.
Date:	January 20, 2026	By:	/s/ Prabha Sipi Bhandari
Prabha Sipi Bhandari Chief Legal Officer, Chief Ethics Officer, and Secretary